Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-115518 on Form SB-2 of Southern Connecticut Bancorp, Inc. of our report, dated March 5, 2004, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/S/  McGladrey & Pullen, LLP

New Haven, Connecticut

June 4, 2004